UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C.  20549

                      Form 8-K

                   Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2014
                                                 ------------------

            Dynasil Corporation of America
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  (Exact name of registrant as specified in its charter)

Delaware                   000-27503              22-1734088
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(State or other            Commission           (IRS Employer
jurisdiction of            File Number)      Identification No.)


     313 Washington Street, Suite 403, Newton, MA  02458
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        (Address of principal executive offices)


                     (617)-668-6855
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   (Registrant's telephone number, including area code)


                     Not Applicable
  ---------------------------------------------------------
   (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers;
Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On September 18, 2014, the Board of Directors (the
"Board") of Dynasil Corporation of America (the
"Company") named Peter Sulick as the Company's CEO and
President. Mr. Sulick had been serving as Interim CEO and Interim President since July of 2012. In recognition of this change, the Board of Directors, upon the recommendation of the Compensation Committee, approved the following compensation arrangements for Mr. Sulick starting in fiscal year 2015 (commencing October 1, 2014): In addition to his base cash salary (which will equal his current rate of $300,000 per year), Mr.
Sulick's base pay for fiscal year 2015 will be increased by a stock compensation component, consisting of quarterly stock awards of 20,000 shares each, which shall continue as long as he is employed as the Company's CEO and President.

Additionally, Mr. Sulick has the opportunity to earn a performance bonus payable in stock and cash based on the achievement of quarterly performance goals and the Board's periodic qualitative assessment of the Company's progress on its strategic objectives. Specifically, Mr.
Sulick has the following bonus opportunity:

*	A target cash bonus equal to 25% of Mr. Sulick's
current annual base cash salary. For fiscal year
2015, this target cash bonus equals $18,750 per quarter or $75,000 per year and is dependent on the achievement of quarterly target cash bonus performance criteria. If performance exceeds target goals by specified amounts, this cash bonus opportunity is increased to $25,313 per quarter or $101,250 per year; and

*	A stock bonus consisting of 20,000 shares per
quarter, for an aggregate of 80,000 shares per year, depending on the achievement of quarterly stock bonus performance criteria.

Cash and stock bonus amounts are payable quarterly following the achievement of quarterly performance goals.
Actual amounts payable to Mr. Sulick will be determined by the number of quarters in which the performance goals are met and, in the case of the cash bonus, the extent to which the target performance goals are exceeded. All shares described above shall be issued from the Company's
2010 Stock Incentive Plan.
SIGNATURES

	Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                	      DYNASIL CORPORATION OF AMERICA

Date: 	September 24, 2014    By:  /s/ Thomas C. Leonard
			      Name: Thomas C. Leonard
                              Title:  Chief Financial Officer